U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 19, 2003

TRANSAX INTERNATIONAL LIMITED
 formerly known as "Vega-Atlantic Corporation"
(Exact name of small business issuer as specified in its charter)

COLORADO
(State or other Jurisdiction as Specified in Charter)

00-27845 (Commission file number)	84-1304106 (I.R.S. Employer Identification No.)
7545 Irvine Center Drive Suite 200 Irvine, California 92618. (Address of Principal Executive Offices) (949) 623-8316 (Issuer's telephone number)

Items 1 through 4, 6, 8 and 9 not applicable.

Item 5. Other Events and Regulation FD Disclosure

General

The purpose of this amendment is to correct certain errors in the original filing.

Item 7. Financial Statements and Exhibits.

  Financial Statements of Businesses Acquired.

  Transax Limited

  Consolidated Financial Statements as at December 31, 2002 (audited) and June 30, 2003 (unaudited).

    Auditor's Report.
    Consolidated Balance Sheets.
    Consolidated Statements of Operations.
    Consolidated Statements of Stockholders' Equity.
    Consolidated Statements of Cash Flows.
    Notes to Consolidated Financial Statements.

  Pro Forma Financial Information

  Not applicable.

SIGNATURES

   In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date : November 19, 2003	TRANSAX INTERNATIONAL LIMITED By : /s/ Stephen Walters Stephen Walters, President and Chief Executive Officer

Contents I : December 31, 2002

  Reports of Independent Auditors

  Consolidated Balance Sheet as of December 31, 2002

  Consolidated Statements of Operations for the years ended December 31, 2002 and December 31, 2001 and for the period from May 2, 1998 (inception) to December 31, 2002

  Consolidated Statements of Stockholders' Deficit for the period from May 2, 1998 (inception) to December 31, 2002

  Consolidated Statements of Cash Flows for the years ended December 31, 2002 and December 31, 2001 and for the period from May 2, 1998 (inception) to December 31, 2002

  Notes to the Consolidated Financial Statements

 Contents II : June 30, 2003

  Consolidated Balance Sheet as of June 30, 2003 [UNAUDITED]

  Consolidated Statements of Operations for the six months ended June 30, 2003 and June 30, 2002 and for the period from May 2, 1998 (inception) to June 30, 2003 [UNAUDITED]

  Consolidated Statements of Stockholders' Equity (Deficit) for the period from May 2, 1998 (inception) to June 30, 2003 [UNAUDITED]

  Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and June 30, 2002 and for the period from May 2, 1998 (inception) to June 30, 2003 [UNAUDITED]

  Notes to the Consolidated Financial Statements [UNAUDITED]

TRANSAX LIMITED and SUBSIDIARY [A DEVELOPMENT STAGE COMPANY] REPORTS OF INDEPENDENT AUDITORS Table of Contents

Report of Independent Auditors

To the Board of Directors and Stockholders of Transax Limited

We have audited the accompanying consolidated balance sheet of Transax Limited (a development stage company) and subsidiary (the "Company") as of December 31, 2002 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended and for the cumulative period from May 2, 1998 (date of inception) to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express and opinion on these consolidated financial statements based on our audit. The financial statements of TDS Telecommunication Data Systems Ltda. (see Notes 2 and 4) to the consolidated financial statements) as of and for the year ended December 31, 2001, were audited by other auditors whose audit report thereon dated May 10, 2002 expressed an unqualified opinion on those statements and included an explanatory paragraph describing and uncertainty about that entity's ability to continue as going concern for a reasonable period of time.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transax Limited and subsidiary (a development stage company) as of December 31, 2002 and the results of their operations and cash flows for the year ended December 31, 2002 and for the period from May 2, 1998 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will coninue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred recurring losses from operations and has a net capital deficiency of approximately $547,000 at December 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore Stephens, P.C.
Moore Stephens, P.C.
Certified Public Accountants

New York, New York
May 13, 2003

Report of Independent Auditors

To the quotaholders of
TDS Telecommunication Data Systems Ltda.
  We have audited the accompanying balance sheets of TD Telecommunication Data Systems Ltda. as of December 31, 2002 and 2001, and related statements of operations, quotaholders' deficit and cash flow for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted out audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TDS Telecommunication Data Systems Ltda. as of December 31, 2002 and 2001 and the results of their operations and their cash flow for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that TDS Telecommunication Data Systems Ltda. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency and a quotaholders' deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that result from the outcome of this uncertainty.

Rio de Janeiro, May 13, 2003
/s/ Grant Thornton
Grant Thornton Auditores Independentes

TRANSAX LIMITED and SUBSIDIARY [A DEVELOPMENT STAGE COMPANY] CONSOLIDATED BALANCE SHEET December 31, 2002 Table of Contents

ASSETS
Current
Cash	$31,107
Prepaid expenses and other current assets	5,154
Total Current Assets	36,261
Property and Equipment, net	138,885
Total Assets	$175,146
LIABILITIES
Current
Accounts payable	$141,703
Accrued payroll and related expenses	255,646
Current portion of capital lease obligation	37,117
Convertible loans from related party	66,195
Due to related party	193,914
Total Current Liabilities	694,575
Capital lease obligation, net of current portion	27,082
Total Liabilities	721,657
COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)
STOCKHOLDERS' DEFICIT
Common stock no par value;	3,539,859
100,000,000 shares authorized; 15,532,413 shares issued and outstanding
Share subscriptions [1,396,001 shares]	(39,398)
Paid-in capital (deficit)	(723,036)
Accumulated deficit during development stage	(3,457,405)
Other comprehensive income :
Cumulative foreign currency translation adjustment	133,469
Total Stockholders' Deficit	(546,511)
Total Liabilities and Stockholders' Deficit	$175,146
The accompanying notes are an integral part of these financial statements.

TRANSAX LIMITED and SUBSIDIARY [A DEVELOPMENT STAGE COMPANY] CONSOLIDATED STATEMENTS OF OPERATIONS Table of Contents

	For the year ended December 31,		For the period from May 2, 1998 [Inception] to December 31, 2002
	2002	2001
Revenues	$51,604	$16,480	$68,084
Cost of product support services	426,215	284,968	849,734
Payroll and related benefits	344,889	114,420	572,863
Research and Development costs [Note 2]	446,362	-	446,362
Professional fees	167,185	-	167,185
Management and consulting fees - related party	144,761	-	144,761
Consulting fees	7,500	-	7,500
Depreciation and amortization	26,944	23,562	72,971
General and administrative	232,888	113,947	799,908
Total Operating Expenses	1,796,744	536,897	3,061,284
Operating Loss	(1,745,140)	(520,417)	(2,993,200)
Other Expenses
Loss on disposal of fixed assets	-	(4,984)	(4,984)
Foreign exchange losses	(210,132)	(26,603)	(236,735)
Interest expense	(29,412)	(14,052)	(43,464)
Interest expense - related party	(132,204)	(46,818)	(179,022)
Total Other Expenses	(371,747)	(92,457)	(464,205)
Net Loss	$(2,116,887)	$(612,874)	$(3,457,405)
Net loss per share : Basic and diluted	$(0.14)	$(0.04)
Weighted average shares outstanding	15,532,413	15,532,413
The accompanying notes are an integral part of these financial statements.

TRANSAX LIMITED and SUBSIDIARY [A DEVELOPMENT STAGE COMPANY] CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT For the period from May 2, 1998 [Date of inception] to December 31, 2002 Table of Contents

	Common Stock No Par-Value		Share Subscriptions	Paid-in Capital (Deficit)	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' [Deficit]
	Shares	Amount
Balance, May 2, 1998 [Date of Inception]	2,423,807	$1,039,859>	$(563,219)	$	$		$$476,640
Recapital-ization as a result of merger of Telecommun-ication Data System LTDA. ("TDS"), a wholly-owned subsidiary of Cardlink Worldwide Inc. ("Cardlink"), under Plan of Reorganization (Note 2)	(2,423,807)						-
Accumulated deficit of acquiree in merger (Note 2)				(723,036)			(723,036)
Common stock issued to creditors of Cardlink under Plan of Reorganization	3,048,673						-
Common stock issued to stockholders of Cardlink under Plan of Reorganization	2,383,730						-
Conversion of Carlingford Investments Limited ("Carlingford") advances to common stock under Plan of Reorganization	10,100,000	2,500,000					2,500,000
Unissued shares (600,000) - stock based compensation in connection with Carlingford loan advances (Note 15)			(150,000)				(150,000)
Comprehensive Income (Loss) :
Net loss for period May 2, 1998 to December 31, 1998					(169,022)
Foreign currency translation adjustments						(91,910)
Total comprehensive income (loss)							(260,932)
Balance, December 31, 1998	15,532,403	$3,539,859	$(713,219)	$(723,036)	$(169,022)	$(91,910)	$1,842,672
Comprehensive Income (Loss) :
Net loss for year					(189,883)
Foreign currency translation adjustments						(25,487)
Total comprehensive income (loss)							(215,370)
Balance, December 31, 1999	15,532,403	$3,539,859	$(713,219)	$(723,036)	$(358,905)	$(117,397)	$1,627,302
Proceeds received from prior period share subscriptions			495,759				495,759
Comprehensive Income (Loss) :
Net loss for year					(368,739)
Foreign currency translation adjustments						(26,007)
Total comprehensive income (loss)							(394,746)
Balance, December 31, 2000	15,532,403	$3,539,859	$(217,460)	$(723,036)	$(727,644)	$(143,404)	$1,728,315
Common stock issued to founders	10						-
Proceeds received from prior period share subscriptions			67,460				67,460
Comprehensive Income (Loss) :
Net loss for year					(612,874)
Foreign currency translation adjustments						33,543
Total comprehensive income (loss)							(579,331)
Balance, December 31, 2001	15,532,413	$3,539,859	$(150,000)	$(723,036)	$(1,340,518)	$(109,861)	$1,216,444
Proceeds received from share subscriptions for 619,204 of common shares (Note 15)			154,801				154,801
Unissued shares (176,797) - compensation in connection with issuance of shares			(44,199)				(44,199)
Comprehensive Income (Loss) :
Net loss for year					(2,116,887)
Foreign currency translation adjustments						243,330
Total comprehensive income (loss)							(1,873,557)
Balance, December 31, 2002	15,532,413	$3,539,859	$(39,398)	$(723,036)	$(3,457,405)	$(133,469)	$(546,511)
The accompanying notes are an integral part of these financial statements.

TRANSAX LIMITED and SUBSIDIARY [A DEVELOPMENT STAGE COMPANY] CONSOLIDATED STATEMENTS OF CASH FLOW Table of Contents

	For the year ended December 31,		For the period from May 2, 1998 [Inception] to December 31,2002
	2002	2001
Cash flows from (used in) operating activities
Net (loss) for the period	$(2,116,887)	$(612,874)	$(3,457,405)
Adjustments to reconcile net loss to net cash used in operating activities:
·depreciation and amortization	26,944	23,562	72,971
·bad debt expense	18,396	-	18,396
Changes in assets and liabilities:
·accounts receivable	35,843	(35,843)	-
·taxes receivable	(2,242)	(1,115)	-
·prepaid expenses and other current assets	(1,274)	18,785	(5,154)
·accounts payable	121,066	43,346	141,703
·accrued payroll and related expenses	155,970	18,583	255,646
·other	(15,214)	1,684	(40,637)
Cash Flows - Operating Activities	(1,777,398)	(543,872)	(3,014,480)
Cash flows from (used in) investing activies
Acquisition of property and equipment	-	(22,844)	(96,194)
Cash Flows - Investing Activities	-	(22,844)	(96,194)
Cash flows from (used in) financing activities
Proceeds from issuance of common stock	-	-	476,640
Proceeds from share subscriptions	154,801	67,460	718,020
Advances from Carlingford Investments Limited	1,370,146	406,818	1,776,964
Repayments under capital lease obligations	(26,207)	-	(29,507)
Proceeds from convertible loans - CIL	66,195	-	66,195
Cash Flows - Financing Activities	1,564,935	474,278	3,008,312
Effect of exchange rate changes on cash	243,330	33,543	133,469
Net increase (decrease) in cash	30,867	(58,895)	31,107
Cash - beginning of period	240	59,135	-
Cash - end of period	$31,107	240	31,107
Supplemental Cash Disclosures
Cash paid for interest	$29,400	$14,100
Cash paid for income taxes	-	-
Supplemental disclosures of non cash investing and financing activities:
Year ended December 31, 2002
The Company incurred capital raising fees of approximately $194,200 which was settled in year 2003 through the issuance of common shares to a related party.

See Note 2 for information on merger.

Year ended December 31, 2001 The Company entered into certain capitalized lease transactions for property and equipment in the amount of approximately $93,300.
The accompanying notes are an integral part of these financial statements.

TRANSAX LIMITED and SUBSIDIARY [A DEVELOPMENT STAGE COMPANY] NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Table of Contents

1. The Company

Transax Limited ("Transax" or the "Company") was incorporated in the State of Colorado on December 13, 2001. Effective upon the formation of the Company, 10 common shares were issued to the founders for nominal consideration by a Board of Directors resolution on January 18, 2002. On October 1, 2002, Transax completed the acquisition of TDS Telecommunication Data Systems LTDA ("TDS") (See Note 2).

TDS is an international provider of information network solutions specifically designed for the healthcare providers and health insurance companies. The MedLink Solution™ enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions.

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. "Accounting and Reporting for Development Stage Companies." To date, the Company has generated minimal sales and has devoted its efforts primarily to developing its products, implementing its business strategy and raising working capital through equity financing or short-term borrowings.

2. Reorganization

TDS is a healthcare software development company with its principal office in Rio De Janeiro, Brazil.

On October 1, 2002, Transax completed the acquisition of TDS approved under a Plan of Reorganization of TDS' former parent company, Cardlink Worldwide Inc. ("Cardlink"), dated August 14, 2001. Under this Plan of Reorganization, Cardlink's creditors received 3,048,673 common shares of the Company (at a ratio of one share for each $2 of debt) and the former shareholders received 2,383,730 common shares of the Company (at a ratio of one share for every five shares of Cardlink).

On April 5, 2002, based on an agreement signed between TDS, Carlingford Investments Limited ("Carlingford") and Datatek Industrial e Comercio, LTDA ("Datatek"), TDS assumed the obligation of Datatek with Carlingford in the amount of approximately $428,000 in consideration for the legal and property rights to the computer program, MedLink Medical Application, among others. These assets were reviewed by TDS and determined to have limited technology feasibility and as such were appropriately expensed, in accordance with generally accepted accounting standards, as part of research and development costs in the statement of operations for the year ended December 31, 2002.

As per the Plan of Reorganization, during the years 2002 and 2001, Carlingford advanced funds of approximately $1,800,000 to TDS and Datatek (collectively referred to as the Brazilian subsidiaries) for working capital needs. In addition, Carlingford advanced funds of approximately $700,000 to Transax to provide its initial funds to principally cover start-up costs of the new entity. The principal terms of the advances were 1% interest per month plus a 10% penalty on arrears.

As part of the Plan of Reorganization, Carlingford assigned these advances to Transax as at October 1, 2002. These advances were then exchanged for 10.1 million common shares of Transax.

For accounting purposes, the acquisition is being recorded as a recapitalization of Transax, with TDS as the acquiror. The common shares issued are treated as issued by TDS for cash, and they are being shown as outstanding for all periods presented in the same manner as a stock split. For the year ended December 31, 2002, the consolidated financial statements reflect the results of operations of the Company for the three months ended December 31, 2002 and of TDS for the full year. The financial statements of the comparative December 31, 2001 period and for the period of May 2, 1998 to December 31, 2002 primarily reflect the results of operations of TDS.

3. Going Concern

Since inception, the Company has incurred cumulative operating losses of approximately $3,500,000 and has a stockholders' deficit of approximately $547,000 at December 31, 2002. The Company expects to continue to incur substantial losses to develop its products and distribution networks, and does not expect to attain profitability for at least another two years. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and a potential merger (see Note 15) to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At December 31, 2002, these deficiencies amounted to approximately $182,500, including a provision of interest and fines of approximately $34,600.

As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. Summary of Significant Accounting Policies

  Principle of Consolidation

  The accompanying consolidated financial statements include the accounts of Transax and its wholly-owned subsidiary TDS. All significant intercompany transactions and balances have been eliminated (see Note 2).

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Revenue Recognition

  Revenue from the sale of software products, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the Company's fee is fixed and determinable and (4) collectibility is probable.

  Cash and Cash Equivalents

  Cash and cash equivalents consists of cash on deposit and highly liquid short-term interest bearing securities with a maturity at the date of purchase of three months or less. As of December 31, 2002, the Company had no cash equivalents.

  Property and Equipment, net

  Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over the estimated useful lives (approximately 5-10 years) of the assets. Expenditures for maintenance and repairs that do not improve or extend the life of the expected assets are expensed to operations, while major repairs are capitalized.

  Impairment

  Certain long-term assets of the Company are reviewed when changes in circumstances indicate their carrying values may have become impaired, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the asset will be written down to fair value. Management also reevaluates the period of depreciation or amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2002, management expects those assets related to its continuing operations to be fully recoverable.

  Income Taxes

  The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No.109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Foreign Currency Translation

  The assets and liabilities of the Company's foreign subsidiary are translated into U.S. dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders' deficit. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency (TDS - Brazilian Real and Transax - USD) are included in the Statement of Operations as incurred.

  Loss Per Share

  Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period. The weighted average number of common shares outstanding has been retroactively restated for all the periods presented to reflect the effects of the merger under the Plan of Reorganization (see Note 2). Fully diluted loss per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

  At December 31, 2002, there were no outstanding stock options and warrants. However, the Company has committed to issue to certain stockholders 3,200,000 of warrants under the Plan of Reorganization (see Note 2) and options under the year 2003 incentive stock option plan of approximately 925,000 (see Notes 12 and 15). These securities may dilute the earnings per share calculation in the future.

  Comprehensive Income

  The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". Other comprehensive income, which currently includes only foreign currency translation adjustments, is shown net of tax in the Statement of Changes in Stockholders' Deficit.

  Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

  For certain financial instruments, including cash, accounts payable and accrued expenses and short term debt, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The fair value of debt was determined based on current rates at which the Company could borrow funds with similar remaining maturities, which amount approximates its carrying value.

  Software Development Costs

  Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until the technological feasibility stage is established. Any additional development costs are capitalized in accordance with SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed." Such costs are amortized over the lesser of five years or the economic life of the product. As of December 31, 2002 the Company had no capitalized software development costs.

  Stock Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated market value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option-vesting period.

  The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services" (EITF No. 96-18). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

5. Property and Equipment

Property and equipment are comprised of the following:

December 31, 2002
Computer equipment	$144,156
Furniture and fixtures	11,514
Other	33,851
Total at cost	189,521
Less : accumulated depreciation and amortization	49,636
Net property and equipment	$138,885

Depreciation and amortization charged to operations is approximately $27,000 and $24,000 for each of the years ended December 31, 2002 and 2001, respectively.

6. Financial Instruments / Credit risk

The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company's principal business activities are located in Brazil. Although Brazil is considered to be economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

7. Income Taxes

Transax files its income tax return on a single company basis as U.S. tax rules prohibit the consolidation of foreign subsidiaries. For the three months from October 1, 2002 to December 31, 2002, the period for which its operations are included in the consolidated financial statements (see Note 2), Transax incurred a net operating loss of approximately $18,300. The loss can be offset against future federal taxable income through 2022.

TDS has accumulated tax loss carryforwards of approximately $1,327,200 at December 31, 2002 (2001 - $322,400). Current Brazilian tax legislation imposes no time period for the utilization of the losses, although it does limit the annual usage of the losses to 30% of taxable profits.

These losses gives rise to a deferred tax asset of approximately $454,000 (2001 - $322,400), which has been offset by a valuation allowance of the same amount as the Company believes it is more likely than not that the losses will not be utilized.

8. Commitments and Contingencies

Rent

The Company has an operating lease for rental of office space in Brazil, renewable on an annual basis. The Company also leases Point-of-Sale terminals under an operating lease expiring in November 2004.

Rent expense amounted to approximately $64,200 and $36,700 and is classified as part of general and administrative expenses in the statement of operations for each of the years ended December 31 2002 and 2001, respectively.

9. Litigation

In the normal course of its operations, the Company may be named in legal actions seeking monetary damages. While the outcome of these matters cannot be estimated with certainty, management does not expect, based upon consultation with legal counsel, that they would have a material adverse effect on the Company's business or financial condition or results of operations.

10. Segmented information

The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in Brazil, and has a registered mailing address in Singapore and in the USA. All of the Company's assets are located in Brazil.

	Year Ended December 31,
	2002	2001
Net sales to Unaffiliated Customers
Brazil	$51,604	$16,480
USA	-	-
Singapore	-	-
Income (loss) from operations
Brazil	(1,460,194)	(520,417)
USA	(277,647)	-
Singapore	(7,299)	-
Other expenses
Brazil	(371,747)	(92,457)
USA	-	-
Singapore	-	-
Net loss as reported in the accompanying statement	($2,116,887)	($612,874)

11. New Authoritative Pronouncements
  On April 30, 2002, the Financial Accounting Standards Board ("FASB") issued Statement No. 145, "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". Statement 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Accounting Principles Board Opinion No. 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with the FASB's goal of requiring similar accounting treatment for transactions that have similar economic effects. This Statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances they may change accounting practice.

  In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses the recognition, measurement, and reporting of costs associated with exit or disposal activities, and supercedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company expects to adopt SFAS No. 146, effective January 1, 2003.

  In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions". SFAS No. 147 provides guidance on the accounting for the acquisition of a financial institution. SFAS No. 147 applies to all financial institution acquisitions except those between two or more mutual enterprises.

  In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal periods beginning after December 15, 2002.

  In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

  The Company expects that the adoption of the new Statements will not have a significant impact on its financial statements.

12. Stock Option Plan

On December 31, 2002 the Board of Directors approved the adoption of the Company's 2003 incentive stock option plan. The plan is effective as of January 1, 2003 and provides for the issuance of stock options to employees, consultants and directors. On December 31, 2002, the Company's Board of Directors approved the issuance of 925,000 options under the Stock Option Plan. As of the date of this report, the Company had not yet issued these options (see Note 15).

13. Related Parties

On December 31, 2002 the Company borrowed approximately $66,000 from Carlingford, a principal shareholder. The loan is repayable on or before June 30, 2003. The interest rate is 12% per annum compounded monthly and the loan carries a common stock conversion feature. The lender shall have the option during the term of the loan, and any extension thereto, to convert the principal and interest into common stock of Transax Limited, at a conversion price of $0.25 per unit. Each unit is comprised of 1 common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax common stock at $0.50 per share until December 31, 2003.

The Company incurred the following costs that were provided by companies with common directors and officers of the Company or by the directors and officers themselves:
  The Company paid financing fees of approximately $194,200 in connection with its efforts to raise capital to a company whose officer was a director of the Company. At December 31, 2002, this balance was due to this director (see Note 15).

Within the statement of operations, the following related party costs were expensed :
  The Company paid approximately $ 96,000 in consulting and management fees during year 2002 to a company whose officer is an officer of the operating subsidiary of the Company;
  The Company paid $ 30,000 in management fees to a director of the Company in the year 2002.
  The Company paid approximately $13,800 in consulting fees during year 2002 to a company whose officer is an officer of the Company. At December 31, 2002, this balance was outstanding to this officer.
  The Company paid approximately $4,900 in consulting fees during year 2002 to a director of the Company. At December 31, 2002, this balance was outstanding to this director.

14. Presentation

Certain amounts in the December 31, 2001 financial statements have been reclassified to conform to the December 31, 2002 presentation.

15. Subsequent Events
  On January 17, 2003, the Company established Medlink Technologies Inc., a wholly-owned subsidiary in Mauritius, for purpose of holding the Company's technology and performing research and development.

  On March 19, 2003, in order to establish market presence in Australia, the Company registered a wholly-owned subsidiary, Transax (Australia) Pty Limited.

  On March 31, 2003, the Company borrowed, for working capital purposes, $255,000 from Carlingford, a principal shareholder. The loan is repayable on or before September 30, 2003. The interest rate is 12% per annum and the loan carries a common stock conversion feature. The lender shall have the option during the term of the loan, and any extension thereto, to convert the principal and interest into units at a conversion price of $0.25 per unit. Each unit is comprised of 1 common share of the Company and one warrant. Each warrant entitles the holder to purchase an additional share of Transax common stock at $0.50 per share until September 30, 2004.

  In April 2003, the Company issued 776,797 shares of its common stock for the settlement of approximately $ 194,000 of debt. This related party liability is reflected in the Company's consolidated balance sheet at December 31, 2002.

  In April 2003, the Company issued 619,204 shares of its common stock for subscription proceeds received in 2002 in the amount of $154,801.

  In April 2003, the Company issued 204,000 shares of its common stock to a related party for the settlement of $51,000 of debt. This debt was incurred in the first quarter of fiscal 2003, as fees for securing approximately $255,000 in working capital.

  On April 30, 2003, the Company borrowed $100,000 from Carlingford. The loan is repayable on or before September 30, 2003. The interest rate is 12% per annum and the loan carries a common stock conversion feature. The lender shall have the option during the term of the loan, and any extension thereto, to convert the principal and interest into units, at a conversion price of $0.25 per unit. Each unit is comprised of 1 common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax common stock at $0.50 per share until October 30, 2004.

  On June 24, 2003, the Company approved the issuance of an additional 2,775,000 options to certain employees and directors, 300,000 options to outside consultants and 5,000,000 options to the investment bankers under the Agreement in Principal discussed below.

  On June 24, 2003, the Company approved and issued to Carlingford 5 million shares of its common stock for the settlement of $250,000 of advances made in the first two quarters of fiscal 2003. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax common stock at $1.00 per share, for a period of five years.

  On June 19, 2003 the Company entered into an Agreement in Principle to, by way of merger, exchange all of its outstanding shares for an aggregate of 11,066,207 restricted common shares of Vega Atlantic Corporation, at a deemed issuance price of $0.50 per share. Vega Atlantic Corporation is a publicly listed entity, with limited business activity, trading on the NASD OTC-BB. As of the contemplated merger date, the Company had outstanding 22,132,414 common shares, 8,200,000 warrants and 9,000,000 stock options.

  In accordance with the Agreement in Principle, all of Transax's issued and outstanding shares at the date of merger, as well as all warrants and options to be issued at the date of merger will be subject to a 2:1 split prior to the merger.

  Further, Vega Atlantic Corporation agrees to use its commercially reasonable efforts to advance $250,000 in interim funding within five days of the closing date of the merger. The Agreement in Principle is subject to acceptance by each party as defined under the terms of the agreement.

TRANSAX LIMITED and SUBSIDIARIES [A DEVELOPMENT STAGE COMPANY] CONSOLIDATED BALANCE SHEET [UNAUDITED] June 30, 2003 Table of Contents

ASSETS
Current
Cash	$14,890
Due from related party	692
Prepaid expenses and other current assets	3,194
Total Current Assets	18,776
Software Development Costs	63,065
Property and Equipment, net	100,564
Total Assets	$182,405
LIABILITIES
Current
Accounts payable	$253,803
Accrued payroll and related expenses	426,785
Current portion of capital lease obligation	36,347
Convertible loans from related party	435,148
Total Current Liabilities	1,152,083
Capital lease obligation, net of current portion	12,116
Total Liabilities	1,164,199
STOCKHOLDERS' DEFICIT
Common stock no par value;	3,995,660
100,000,000 shares authorized; 22,132,414 shares issued and outstanding
Paid-in capital (deficit)	(551,646)
Accumulated deficit during development stage	(4,495,831)
Other comprehensive income :
Cumulative foreign currency translation adjustment	70,023
Total Stockholders' Deficit	(981,794)
Total Liabilities and Stockholders' Deficit	$182,405
The accompanying notes are an integral part of these unaudited consolidated financial statements.

TRANSAX LIMITED and SUBSIDIARIES [A DEVELOPMENT STAGE COMPANY] CONSOLIDATED STATEMENTS OF OPERATIONS [UNAUDITED] Table of Contents

	For the Six Months ended June 30,		For the period from May 2, 1998 [Inception] to June 30, 2003
	2003	2002
Revenues	$112,201	$25,641	$180,285
Cost of product support services	214,357	244,998	1,064,091
Payroll and related benefits	186,641	124,770	759,504
Research and development costs	1,838	-	448,200
Professional fees	95,418	5,000	270,103
Management and consulting fees - related party	181,895	84,800	326,656
Stock based compensation	222,390	-	222,390
Depreciation and amortization	74,752	8,774	147,723
General and administrative	147,371	64,555	947,279
Total Operating Expenses	1,124,662	532,897	4,185,946
Operating Loss	(1,012,461)	(507,256)	(4,005,661)
Other Expenses
Loss on disposal of fixed assets	-	-	(4,984)
Other income (expense)	(1,550)	-	(1,550)
Foreign exchange gain (losses)	8,696	-	(228,039)
Interest expense	(14,100)	-	(57,564)
Interest expense - related party	(19,011)	-	(198,033)
Total Other Expenses	(25,965)	-	(490,170)
Net Loss	$(1,038,426)	$(507,256)	$(4,495,831)
Net loss per share : Basic and diluted	$(0.06)	$(0.03)
Weighted average shares outstanding	16,326,888	15,532,413
The accompanying notes are an integral part of these unaudited consolidated financial statements.

TRANSAX LIMITED and SUBSIDIARIES
[A DEVELOPMENT STAGE COMPANY]
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT] [UNAUDITED]
For the period from May 2, 1998 [Date of inception] to June 30, 2003

	Common Stock - No Par Value		Share Subscriptions	Paid-in Capital (Deficit)	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity [Deficit]
	Shares	Amount
Balance, May 2, 1998 [Date of Inception]	2,423,807	$1,039,859	$(563,219)	$	$		$$476,640
Recapital-ization as a result of merger of Telecommun-ication Data System LTDA. ("TDS"), a wholly-owned subsidiary of Cardlink Worldwide Inc. ("Cardlink"), under Plan of Reorganization (Note 2)	(2,423,807)						-
Accumulated deficit of acquiree in merger (Note 2)				(723,036)			(723,036)
Common stock issued to creditors of Cardlink under Plan of Reorganization	3,048,673						-
Common stock issued to stockholders of Cardlink under Plan of Reorganization	2,383,730						-
Conversion of Carlingford Investments Limited ("Carlingford") advances to common stock under Plan of Reorganization	10,100,000	2,500,000					2,500,000
Unissued shares (600,000) - stock based compensation in connection with Carlingford loan advances (Note 15)			(150,000)				(150,000)
Comprehensive Income (Loss) :
Net loss for period May 2, 1998 to December 31, 1998					(169,022)
Foreign currency translation adjustments						(91,910)
Total comprehensive income (loss)							(260,932)
Balance, December 31, 1998	15,532,403	$3,539,859	$(713,219)	$(723,036)	$(169,022)	$(91,910)	$1,842,672
Comprehensive Income (Loss) :
Net loss for year					(189,883)
Foreign currency translation adjustments						(25,487)
Total comprehensive income (loss)							(215,370)
Balance, December 31, 1999	15,532,403	$3,539,859	$(713,219)	$(723,036)	$(358,905)	$(117,397)	$1,627,302
Proceeds received from prior period share subscriptions			495,759				495,759
Comprehensive Income (Loss) :
Net loss for year					(368,739)
Foreign currency translation adjustments						(26,007)
Total comprehensive income (loss)							(394,746)
Balance, December 31, 2000	15,532,403	$3,539,859	$(217,460)	$(723,036)	$(727,644)	$(143,404)	$1,728,315
Common stock issued to founders	10						-
Proceeds received from prior period share subscriptions			67,460				67,460
Comprehensive Income (Loss) :
Net loss for year					(612,874)
Foreign currency translation adjustments						33,543
Total comprehensive income (loss)							(579,331)
Balance, December 31, 2001	15,532,413	$3,539,859	$(150,000)	$(723,036)	$(1,340,518)	$(109,861)	$1,216,444
Proceeds received from share subscriptions for 619,204 of common shares (Note 15)			154,801				154,801
Unissued shares (176,797) - compensation in connection with issuance of share			(44,199)				(44,199)
Comprehensive Income (Loss) :
Net loss for year					(2,116,887)
Foreign currency translation adjustments						243,330
Total comprehensive income (loss)							(1,873,557)
Balance, December 31, 2002	15,532,413	$3,539,859	$(39,398)	$(723,036)	$(3,457,405)	$133,469	$(546,511)
Common stock issued (619,204 shares) for subscription proceeds previously received	619,204	154,801	(154,801)				-
Common stock issued (776,797 shares) in connection with outstanding share subscriptions	776,797		194,199				194,199
Stock based compensation for commission fees incurred due to CIL cash advances	204,000	51,000					51,000
Common stock issued to CIL for settlement of outstanding debt	5,000,000	250,000					250,000
Stock based compensation related to the issuance of stock options				171,390			171,390
Comprehensive Income (Loss) :
Net loss for year					(1,038,426)
Foreign currency translation adjustments						(63,446)
Total comprehensive income (loss)							(1,101,872)
Balance, June 30, 2003	22,132,414	$3,995,660	$	$(551,646)	$(4,495,831)	$70,023	$(981,794)
The accompanying notes are an integral part of these unaudited consolidated financial statements.

TRANSAX LIMITED and SUBSIDIARIES [A DEVELOPMENT STAGE COMPANY] CONSOLIDATED STATEMENTS OF CASH FLOWS [UNAUDITED] Table of Contents

	For the Six Months ended June 30,		For the period from May 2, 1998 [Inception] to June 30, 2003
	2003	2002
Cash flows from (used in) operating activities
Net (loss) for the period	$(1,038,426)	$(507,256)	$(4,495,831)
Adjustments to reconcile net loss to net cash used in operating activities:
·depreciation and amortization	74,752	8,774	147,723
·bad debt expense	-	-	18,396
·stock based compensation	222,390	-	222,390
Changes in assets and liabilities:
·prepaid expenses and other current assets	1,960	(8,650)	(3,194)
·accounts payable	112,100	164,366	253,803
·accrued interest payable	13,953	-	13,953
·accrued payroll and related expenses	171,139	27,723	426,785
·other	(4,708)	(4,635)	(45,345)
Cash Flows - Operating Activities	(446,840)	(319,678)	(3,461,320)
Cash flows from (used in) investing activies
Capitalized software expenditures	(63,065)	-	(63,065)
Acquisition of property and equipment	(32,130)	38,185	(128,324)
Cash Flows - Investing Activities	(95,195)	38,185	(191,389)
Cash flows from (used in) financing activities
Proceeds from issuance of common stock	-	-	1,194,660
Advances from Carlingford	250,000	139,234	2,026,964
Repayments under capital lease obligations	(15,736)	(20,674)	(45,243)
Proceeds from convertible loans - Carlingford	355,000	-	421,195
Cash Flows - Financing Activities	589,264	118,560	3,597,576
Effect of exchange rate changes on cash	(63,446)	165,713	70,023
Net increase (decrease) in cash	(16,217)	2,780	14,890
Cash - beginning of period	31,107	240	-
Cash - end of period	$14,890	3,020	14,890
Supplemental Cash Disclosures
Cash paid for interest	$19,000	-
Cash paid for income taxes	-	-
Supplemental non-cash disclosures:
Six Months ended June 30, 2003
On April 24, 2003, the Company settled a related party debt incurred in year 2002 of approximately $194,200 in exchange for the issuance of 204,000 common shares.

During the six months ended June 30, 2003 the Company borrowed $250,000 for working capital purposes from a related party. On June 24, 2003 the Company issued 5,000,000 common shares and warrants in settlement of the debt.

The Company incurred capital raising fees of approximately $51,000 which was settled on April 24, 2003 through the issuance of 204,000 common shares to a related party.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

TRANSAX LIMITED and SUBSIDIARIES [A DEVELOPMENT STAGE COMPANY] NOTES TO CONSOLIDATED FINANCIAL STATEMENTS [UNAUDITED] Table of Contents

1. The Company

Transax Limited and Subsidiaries ("Transax" or the "Company") was incorporated in the State of Colorado on December 13, 2001. Effective upon the formation of the Company, 10 common shares were issued to the founders for nominal consideration by a Board of Directors' resolution on January 18, 2002. On October 1, 2002, Transax completed the acquisition of TDS Telecommunication Data Systems LTDA ("TDS") (See Note 2).

TDS is an international provider of information network solutions specifically designed for the healthcare providers and health insurance companies. The MedLink Solution™ enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions.

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. "Accounting and Reporting for Development Stage Companies." To date, the Company has generated minimal sales and has devoted its efforts primarily to developing its products, implementing its business strategy and raising working capital through equity financing or short-term borrowings.

The accompanying consolidated financial statements of the Company present the accounts of Transax for the six months ended June 30, 2003 and the results of operations of TDS for the comparative six months ended June 30 2002.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with Regulation S-B promulgated by the Securities and Exchange Commission and does not include all the information and footnotes required by generally accepted accounting principals in the United States of America for complete financial statements. In the opinion of management, these interim consolidated financial statements include all adjustments necessary in order to make the financial statements not misleading. The results of operations for such interim periods are not necessarily indicative of results for a full year. The unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of the Company and results of its operations included in the audited financial statements for the year ended December 31, 2002. All material intercompany accounts and transactions between the Company and its subsidiaries have been eliminated.

2. Reorganization

TDS is a healthcare software development company with its principal office in Rio De Janeiro, Brazil.

On October 1, 2002, Transax completed the acquisition of TDS, which was approved under a Plan of Reorganization of TDS' former parent company, Cardlink Worldwide Inc. ("Cardlink"), dated August 14, 2001. Under this Plan of Reorganization, Cardlink's creditors received 3,048,673 common shares of the Company (at a ratio of one share for each $2 of debt) and the former shareholders received 2,383,730 common shares of the Company (at a ratio of one share for every five shares of Cardlink).

On April 5, 2002, based on an agreement signed between TDS, Carlingford Investments Limited ("Carlingford" or "CIL") and Datatek Industrial e Comercio, LTDA ("Datatek"), TDS assumed the obligation of Datatek with Carlingford in the amount of approximately $428,000 in consideration for the legal and property rights to the computer program, MedLink Medical Application, among others. These assets were reviewed by TDS and determined to have limited technology feasibility and as such were appropriately expensed, in accordance with generally accepted accounting standards, as part of research and development costs in the statement of operations for the year ended December 31, 2002.

As per the Plan of Reorganization, during the years 2002 and 2001, Carlingford advanced funds of approximately $1,800,000 to TDS and Datatek (collectively referred to as the Brazilian subsidiaries) for working capital needs. In addition, Carlingford advanced funds of approximately $700,000 to Transax to provide its initial funds to principally cover start-up costs of the new entity. The principal terms of the advances were 1% interest per month plus a 10% penalty on arrears.

As part of the Plan of Reorganization, Carlingford assigned these advances to Transax as as October 1, 2002. These advances were then exchanged for 10.1 million common shares of Transax.

3. Merger

On June 19, 2003 the Company entered into an Agreement in Principle to, by way of merger, exchange all of its outstanding shares for an aggregate of 11,066,207 restricted common shares of Vega-Atlantic Corporation ("Vega"), at a deemed issuance price of $0.50 per share. Vega-Atlantic Corporation is a publicly listed entity, with limited business activity, trading on the NASD OTC-BB. As of the contemplated merger date, the Company had outstanding 22,132,414 common shares, 8,200,000 warrants and 9,000,000 stock options. These securities are subject to a reverse two-to-one split under the Agreement. The Agreement was finalized on July 22, 2003.

Pursuant to the terms of the Merger Agreement (collectively with the Agreement in Principle, referred to as the "Agreement", or the "Merger") and a corresponding contribution agreement, Transax will contribute to Vega-Atlantic 11,066,207 shares of its restricted common stock, 4,500,000 stock options and 4,100,000 share purchase warrants. Pursuant to further terms of the Agreement, Vega-Atlantic will: (i) exchange with the Transax shareholders an aggregate of 11,066,207 shares of the Vega's restricted common stock (on the basis of each two Transax shares of common stock exchanged into the right to receive one share of common stock of Vega); (ii) exchange with the Transax option holders an aggregate of 4,500,000 stock options to acquire up to 4,500,000 shares of Vega's common stock to replace all stock options presently outstanding in Transax (on the basis of each two Transax stock options exchanged into the right to receive one stock option of Vega); and (iii) exchange with the Transax warrant holders an aggregate of 4,100,000 share purchase warrants to acquire up to a further 4,100,000 shares of Vega's common stock to replace all share purchase warrants presently outstanding in Transax (on the basis of each two Transax share purchase warrants exchanged into the right to receive one share purchase warrant of Vega).

4. Going Concern

Since inception, the Company has incurred cumulative net losses of approximately $4,495,000 and has a stockholders' deficit of approximately $982,000 at June 30, 2003. The Company expects to continue to incur substantial losses to develop its products and distribution networks, and does not expect to attain profitability in the near future. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements following its merger to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At June 30, 2003, these deficiencies amounted to approximately $331,000, including a provision of interest and fines of approximately $59,800. This payroll liability is included as part of the accrued payroll and related expenses within the consolidated balance sheet.

As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

5. Litigation

In the normal course of its operations, the Company may be named in legal actions seeking monetary damages. While the outcome of these matters cannot be estimated with certainty, management does not expect, based upon consultation with legal counsel, that they would have a material adverse effect on the Company's business or financial condition or results of operations.

6. Software Development Costs

The Company established the technological feasibility of its MedLink Solutions in the year ended December 31, 2002. Therefore, from Inception to December 31, 2002, all costs incurred in establishing the technological feasibility of the MedLink Solutions were charged to expense when incurred, as required by FASB Statement No. 2, Accounting for Research and Development Costs.

In accordance with FAS Statement No 86, the Company has capitalized certain of its software development costs incurred during the six months period ended June 30, 2003. The capitalized costs will be amortized starting the third quarter of the fiscal year ended December 31, 2003, based on the current and future revenue for each product.

7. Segmented information

The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in Brazil, Australia and Mauritius, and has a registered mailing address in Singapore and in the USA. All of the Company's assets are located in Brazil.

	For the Six Months ended June 30,
	2003	2002
Net sales to Unaffiliated Customers
Brazil	112,201	25,641
USA	-	-
Singapore	-	-
Australia	-	-
Mauritius	-	-
	112,201	25,641
Loss from operations
Brazil	(708,958)	(532,897)
USA	(371,450)	-
Singapore	(12,586)	-
Australia	(31,669)	-
Mauritius	-	-
	(1,012,461)	(507,256)
Other expenses (income)
Brazil	6,956	-
USA	20,508	-
Singapore	-	-
Australia	(1,499)	-
Mauritius	-	-
	25,965	-
Net loss as reported in the accompanying statements	(1,038,426)	(507,256)

8. Stock Option Plan

On December 31, 2002 the Board of Directors approved the adoption of the Company's 2003 incentive stock option plan. The plan is effective as of January 1, 2003 and provides for the issuance of stock options to employees, consultants and directors. On December 31, 2002, the Company's Board of Directors approved the issuance of 925,000 options under the Stock Option Plan. On June 24, 2003, the Company's Board of Directors approved the issuance of an additional 8,075,000 options [Note 11]. As per the terms of the Merger Agreement and Agreement in Principle dated June 19, 2003, these options were subject to a 2:1 split. [Note 3] These securities may dilute the earnings per share calculation in the future.

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and complies with the Financial Accounting and Reporting Standards Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The Company incurred a stock based compensation cost of approximately $222,400 for the six-month period ended June 30, 2003.

9. Warrants

On June 24, 2003, the Company issued 5,000,000 units of common stock to a related party, in settlement of $ 250,000 in cash advances. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax common stock at $1.00, for a period of 60 months. These securities may dilute the earnings per share calculation in the future.

10. Related Parties

On December 31, 2002, the Company borrowed $66,195 from Carlingford, a principal shareholder. On March 31, 2003, the Company borrowed $255,000 from Carlingford, and another $100,000 on April 30, 2003. Each loan is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The lender shall have the option during the term of the loan, and any extension thereto, to convert the principal and interest into common stock of Transax Limited, at a conversion price of $0.25 per unit. Each unit is comprised of 1 common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax common stock at $0.50, for a period of twelve months. At June 30, 2003, the loan for $66,195 was in default.

Within the statement of operations, the following related party costs were expensed:
  The Company incurred fees of $51,000 during the six months period ended June 30, 2003 in connection with its efforts to raise capital to a company whose officer was a director of the Company;
  The Company incurred $66,000 in management fees to a director of the Company during the six months period ended June 30, 2003. At June 30, 2003, $40,411 was outstanding to this director;
  The Company incurred $48,000 in consulting and management fees during the six months period ended June 30, 2003 to a company whose officer is an officer of the operating subsidiary of the Company;
  The Company incurred approximately $18,400 in management fees to a director of the Company during the six months period ended June 30, 2003. At June 30, 2003, $6,668 was outstanding to this director;
  The Company incurred approximately $29,000 in consulting fees during the period to a company whose officer is an officer of the Company. At June 30, 2003, $5,317 was outstanding to this officer;
  The Company incurred approximately $20,400 in consulting fees during the six months period ended June 30, 2003 to a director of the Company. At June 30, 2003, $5,822 was outstanding to this director.

11. Subsequent events

  On August 8, 2003, the meeting of shareholders of both Vega and Transax were held. Vega's shareholders approved the following ratifications: (i) name change from Vega Atlantic Corporation to Transax International Limited ("TNSX"), (ii) the Stock Option Plan, and (iii) the reverse Stock Split. Moreover, on August 8, 2003, the shareholders of Transax approved the terms and conditions of the Agreement in Principle and of the Merger Agreement;
  On August 14, 2003, the Merger was deemed closed, and the Board or Directors of the newly merged company (Transax International Limited, or "TNSX") approved the issuance of 11,066,207 common shares [see Note 3] pursuant to the terms of the merger. Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by the Company for the net monetary assets of Vega, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the comparative historical financial statements of the "legal acquiror" (Vega) are those of the "accounting acquiror" (the Company). Costs associated with reverse merger will be expensed as incurred;
  On August 14, 2003, TNSX issued, pursuant to the merger agreement, 4,100,000 warrants. Each warrant entitles the holder to purchase a share of TNSX common stock at $1.00, for a period of 5 years;
  On August 14, 2003, TNSX issued, pursuant to the merger agreement, 4,500,000 options. Each option entitles the holder to purchase a share of TNSX common stock at $0.50, for a period of 5 years;
  During the period July 1 2003 to September 30, 2003, Carlingford has advanced, for working capital purposes, $371,100 to Transax Limited. Interest accrues at 12% per annum;
  On August 28, 2003, a certain stockholder exercised options and TNSX issued 1,206,730 common shares. The exercised proceeds were used to offset approximately $652,000 of outstanding debt;
  On August 28, 2003, TNSX issued 100,000 units, at $ 1.00 per unit, in settlement of $100,000 of debt. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of TNSX's common stock at $1.50, for a period of 12 months;
  On September 30, 2003, TNSX cancelled, in accordance with the terms of the consulting agreement with a consultant, 1,293,270 of the 2,500,000 options that had been issued to this consultant. This transaction has been recorded retroactively as of June 30, 2003.